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CUSIP No. 6138261                   SCHEDULE 13D                   Page 18 of 37
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                                    EXHIBIT 3
                              LETTER FROM STILWELL
                    ASSOCIATES TO ISSUER, DATED JUNE 13, 2001


                            STILWELL ASSOCIATES, L.P.
                             26 Broadway, 23rd Floor
                            New York, New York 10004
                                 (212) 269-5800

                                                                  June 13, 2001

By Hand Delivery and U.S. Express Mail
Montgomery Financial Corporation
119 East Main Street
Crawfordsville, Indiana 47933

Attention: Nancy L. McCormick, Corporate Secretary

                              Notice of Nomination

Dear Ms. McCormick:

         This letter constitutes a notice of intent by Stilwell Associates, L.P. ("Stilwell Associates") to nominate two persons for election as directors of Montgomery Financial Corporation (the "Corporation" or "Company") at the 2001 Annual Meeting of Stockholders of the Corporation (the "2001 Annual Meeting"). This notice is being provided to you pursuant to Article I, Section 6(c) of the Corporation's Amended and Restated By-Laws (the "By-Laws"). As of the date hereof, Stilwell Associates beneficially owns 115,000 shares of common stock, par value $.01 per share (the "Common Stock"), in the Corporation, as set forth in a Schedule 13D, as amended, filed by Stilwell Associates and certain other persons regarding ownership of the Common Stock (the "13D"). Stilwell Associates' address, as it appears on the Corporation's books, is 26 Broadway, 23rd Floor, New York, New York 10004.

         Stilwell Associates hereby notifies the Corporation pursuant to Article I, Section 6(c) of the By-Laws that it intends to nominate the following two persons (each, a "Nominee" and together, the "Nominees") for election to the Board of Directors of the Corporation at the 2001 Annual Meeting: Richard L. Conrad and Jay C. Reynolds. As required by Article I, Section 6(c) of the By-Laws, also enclosed is the written consent of each Nominee to be named in Stilwell Associates' proxy statement and to serve as a director of the Corporation if elected. As to each Nominee, he: (i) has his primary domicile in Fountain, Montgomery, Tippecanoe or Warren County, Indiana; (ii) has a loan or deposit relationship with Montgomery Savings which he has maintained for at least a continuous period of twelve months immediately prior to the date hereof;
(iii) has served as a member of a civic or community organization based in Fountain, Montgomery, Tippecanoe or Warren County, Indiana, for at least a continuous period of twelve months during the five years prior to the date hereof; and (iv) is the beneficial owner of not less than 100 shares of capital stock of the Corporation.

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CUSIP No. 6138261                   SCHEDULE 13D                   Page 19 of 37
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         Set forth below is certain information, including that required by
Article I, Section 6(c) of the By-Laws, concerning each of the Nominees. The information set forth below responds fully to all of the requirements of Article I, Section 6(c). In certain instances in which a disclosure item is not applicable or no disclosure is required to be made pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no response has been provided below.

         The following information is based upon information provided by Messrs. Conrad and Reynolds, which each has certified as being correct:

A.   Name, Age, Business Address and Residence Address

     Name              Age   Business Address           Residence Address
     ----              ---   ----------------           -----------------

     Richard L. Conrad  57   720 South 18th Street      5401 South 150 West
                             Lafayette, IN 47905        Lafayette, IN 47909

     Jay C. Reynolds    36   529 Main Street            511 Vineyards Court
                             Lafayette, IN 47901        Lafayette, IN 47905

B.   Principal Occupation or Employment at Present and For Past Five Years

          Richard L. Conrad: From 1976 through the present, Mr. Conrad has been engaged in business as a designer of residential, light commercial and multi-family properties. He is the principal of Richard L. Conrad & Associates, Inc., which is a design firm located at 720 South 18th Street, Lafayette, Indiana 47905.

          Jay C. Reynolds: Mr. Reynolds is a mortgage broker, real estate developer and landlord. He is also a principal of Summerchase Management which is a property management company and is located at 529 Main Street, Lafayette, Indiana 47901. From September 1997 through September 2000, Mr. Reynolds was a Vice President and City Executive of Fifth Third Bank in Lafayette, Indiana. From September 1995 through September 1997, he was the Vice President and Regional Commercial Manager of Citizens Bank of Western Indiana, which was purchased by Fifth Third Bank.

C.   Shares Owned Either Beneficially or Of Record

         During the past two years, the Nominees have beneficially owned the following number of shares of Common Stock: Mr. Conrad purchased 100 shares on June 6, 2001 and Mr. Reynolds purchased 100 shares on June 6, 2001. Pursuant to agreement between the Nominees and Stilwell Associates, the Nominees are being reimbursed for their purchases of these shares by Stilwell Associates. (See Paragraph E.4 below for additional information.)


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CUSIP No. 6138261                   SCHEDULE 13D                   Page 20 of 37
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D.   Interest of Certain Persons in Matters to be Acted Upon

         Neither Mr. Conrad nor Mr. Reynolds is or was, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, except as set forth hereinafter or in any Schedule 13D and amendments filed by Stilwell Associates. Stilwell Associates and each of the Nominees are parties to identical and separate agreements whereby, among other things, each Nominee has each agreed to be nominated to the Board of Directors of the Company, and Stilwell Associates has agreed to grant each Nominee options to purchase 10,000 shares of Common Stock which will vest in two portions of 5,000 shares each (a) after the date of the 2001 Annual Meeting, provided that prior to such date either (i) such Nominee's name has been publicly disclosed in writing by Stilwell Associates and/or its affiliates as a nominee or potential nominee for the Board of Directors or (ii) Stilwell Associates and/or its affiliates have sent the Corporation a notice of nomination in accordance with the provisions of the By-laws and (b) on the date such Nominee is seated on the Board of Directors. Alternatively, each Nominee's options will vest if such Nominee is seated on the Board of Directors by invitation of the Corporation and Stilwell Value Partners II, L.P. consents in writing to such Nominee being invited to sit on the Board of Directors, provided that such options will not be exercisable prior to the (y) sale, transfer, conveyance or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries or (z) the Corporation consolidates with, or mergers into, any entity pursuant to a transaction in which the Common Stock is converted into or exchanged for cash. In addition, Stilwell Associates has agreed to reimburse each Nominee for his expenses incurred in connection with his nomination to the Board of Directors and indemnify and hold each Nominee harmless for all damages and claims which may arise in connection with being nominated to the Board of Directors. Copies of these agreements are annexed hereto as Exhibit A.

         Except as otherwise set forth herein, neither any Nominee, nor any of his associates, has any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

E. Other information relating to the Nominees that is required to be disclosed in a solicitation of proxies for the election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act.

         1.       Directorships of Other Publicly Owned Companies

                  Neither Mr. Conrad nor Mr. Reynolds is currently a director of any corporation, partnership or other entity that has a class of equity securities registered under the Exchange Act, subject to the requirements of
Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.


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CUSIP No. 6138261                   SCHEDULE 13D                   Page 21 of 37
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         2.       Material Proceedings Adverse to the Corporation

                  There are no material proceedings to which either Nominee, or any of his associates, is a party adverse to the Corporation or any of its subsidiaries. In addition, neither Mr. Conrad nor Mr. Reynolds, nor any of their respective associates, has a material interest adverse to the Corporation or any of its subsidiaries.

         3.       Positions or Offices with the Corporation
                  Neither of the Nominees is an officer of the Corporation.

         4.       Transactions In Stock of the Corporation

                  The Nominees have had the following transactions in stock of the Corporation: Mr. Conrad purchased 100 shares of Common Stock on June 6, 2001, for $13.23 per share, for a total of $1,323.00. Mr. Reynolds purchased 100 shares of Common Stock on June 6, 2001, for $13.15 per share, for a total of $1,315.00. (See Paragraph C above for additional information.)

         5.       Arrangements or Understandings with Other Persons

                  As described above, Stilwell Associates and each of the Nominees are parties to identical and separate agreements whereby, among other things, each Nominee has each agreed to be nominated to the Board of Directors of the Company, and Stilwell Associates has agreed to grant each Nominee options to purchase 10,000 shares of Common Stock which will vest in two portions of 5,000 shares each (a) after the date of the 2001 Annual Meeting, provided that prior to such date either (i) such Nominee's name has been publicly disclosed in writing by Stilwell Associates and/or its affiliates as a nominee or potential nominee for the Board of Directors or (ii) Stilwell Associates and/or its affiliates have sent the Corporation a notice of nomination in accordance with the provisions of the By-laws and (b) on the date such Nominee is seated on the Board of Directors. Alternatively, each Nominee's options will vest if such Nominee is seated on the Board of Directors by invitation of the Corporation and Stilwell Value Partners II, L.P. consents in writing to such Nominee being invited to sit on the Board of Directors, provided that such options will not be exercisable prior to the (y) sale, transfer, conveyance or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries or (z) the Corporation consolidates with, or mergers into, any entity pursuant to a transaction in which the Common Stock is converted into or exchanged for cash. In addition, Stilwell Associates has agreed to reimburse each Nominee for his expenses incurred in connection with his nomination to the Board of Directors and indemnify and hold each Nominee harmless for all damages and claims which may arise in connection with being nominated to the Board of Directors. Copies of these agreements are annexed hereto as Exhibit A.

                  Neither Mr. Conrad nor Mr. Reynolds has any other arrangement or understanding with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Corporation.

         6.       Absence of any Family Relationships

                  Neither Mr. Conrad nor Mr. Reynolds has any family relationship with any director or officer of the Corporation. There is no family relationship between the Nominees.


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CUSIP No. 6138261                   SCHEDULE 13D                   Page 22 of 37
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         7.       Absence of Involvement in Certain Legal Proceedings

                  There are no matters with respect to either Nominee required to be disclosed under Item 401(f) of Regulation S-K.

         8.       Absence of Certain Transactions

                  There are no matters with respect to either Nominee required to be disclosed under Items 404(a), 404(b) or 404(c) of Regulation S-K.

         9.       Section 16 Compliance

                  Neither Mr. Conrad nor Mr. Reynolds is currently required to file reports under Section 16 of the Exchange Act with respect to the Common Stock.


                                        Sincerely,

                                        STILWELL ASSOCIATES, L.P.


                                        /s/ Joseph Stilwell
                                        ----------------------------------------
                                        Joseph Stilwell
                                        Sole and Managing Member of
                                          Stilwell Value LLC, General Partner of
                                          Stilwell Associates, L.P.

                           CONSENT OF PROPOSED NOMINEE

                  I, Richard L. Conrad, hereby consent to be named in the proxy statement of Stilwell Associates, L.P. or Stilwell Value Group II, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of Montgomery Financial Corporation for use in voting at the 2001 Annual Meeting of Stockholders of Montgomery Financial Corporation, and I hereby consent and agree to serve a director of Montgomery Financial Corporation if elected at such Annual Meeting.
                                        /s/ Richard L. Conrad
                                        ----------------------------------------
                                        Richard L. Conrad
Dated:   June 7, 2001

                           CONSENT OF PROPOSED NOMINEE

                  I, Jay Reynolds, hereby consent to be named in the proxy statement of Stilwell Associates, L.P. or Stilwell Value Group II, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of Montgomery Financial Corporation for use in voting at the 2001 Annual Meeting of Stockholders of Montgomery Financial Corporation, and I hereby consent and agree to serve a director of Montgomery Financial Corporation if elected at such Annual Meeting.
                                        /s/ Jay C. Reynolds
                                        ----------------------------------------
                                        Jay Reynolds
Dated:   June 7, 2001


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CUSIP No. 6138261                   SCHEDULE 13D                   Page 23 of 37
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                        EXHIBIT A TO NOTICE OF NOMINATION

                            AGREEMENTS WITH NOMINEES

                        Agreements With Richard L. Conrad

                                Nominee Agreement

         This Nominee Agreement is made this 5th day of June, 2001 among Stilwell Value Partners I, L.P. and Stilwell Associates, L.P. (collectively referred to as "Stilwell Group"), having their offices at 26 Broadway, 23rd Floor, New York, New York 10014, and Richard L. Conrad, an individual residing at 5401 S 150 W, Lafayette, IN 47909 ("Nominee").

         WHEREAS, the Stilwell Group is the beneficial owner of 110,000 shares of common stock of Montgomery Financial Corporation ("MONT") and may solicit proxies in order to nominate as many directors as permitted under the law to MONT's Board of Directors at the 2001 annual shareholders meeting, such nomination being in opposition to MONT's management's slate of nominees;

         WHEREAS, the bylaws of MONT provide in pertinent part that, "[d]irectors (a) must have their primary domicile in Fountain, Montgomery, Tippecanoe or Warren County, Indiana, and (b) must have a loan or deposit relationship with Montgomery Savings, a Federal Association which they have maintained for at least a continuous period of twelve (12) months immediately prior to their nomination to the Board of Directors (or in the case of Directors in office on March 6, 2001, prior to that date). In addition, each director who is not an employee of the Corporation or any of its subsidiaries must have served as a member of a civic or community organization based in Fountain, Montgomery, Tippecanoe or Warren County, Indiana, for at least a continuous period of twelve (12) months during the five (5) years prior to his or her nomination to the Board of Directors (or in the case of Directors in office on March 6, 2001, prior to that date)";

         WHEREAS (i) Nominee's primary residence is located in a county in any of Fountain, Montgomery, Tippecanoe or Warren County, Indiana (a "Qualified County"), (ii) Nominee has had a loan or deposit relationship with Montgomery Savings, a Federal Association at least since 1998, (the "Banking Relationship") and (iii) Nominee has served as a member of a civic or community organization based in a Qualified County for a continuous 12 month period during the past five years and Nominee agrees to be nominated for and sit on the Board of Directors of MONT (the "Board") if elected at the 2001 annual shareholder's meeting for a term to last three years;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Nominee hereby agrees to have his name placed in nomination by the Stilwell Group to sit as a member of the Board, and for that purpose, understands and agrees that the Stilwell Group may solicit proxies from shareholders to enable the Stilwell Group to nominate Nominee. Simultaneous with the execution of this Agreement, Nominee shall deliver his written consent to be named in a Stilwell Group proxy statement and to serve as a director of the Board if elected, a copy of which is attached hereto as Exhibit A.

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CUSIP No. 6138261                   SCHEDULE 13D                   Page 24 of 37
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         2.       (a) Nominee (i) shall not move his primary residence from a
Qualified County, (ii) shall maintain the Banking Relationship, and (iii) shall not commit any act which would otherwise make him ineligible to sit as a director on the Board, but in case of a breach of this provision in no case shall Nominee be liable for damages beyond the loss of options granted as contemplated by this Agreement and the Stock Option Agreement. Nominee hereby represents and warrants to the Stilwell Group that he is (i) a resident of a Qualified County, (ii) has maintained at least since 1998, and continues to maintain, a Banking Relationship, (iii) has been a member of a civic or community organization in a Qualified County for a period of 12 consecutive months at some time since November 1, 1996 and (iv) is otherwise eligible to be a director of MONT. Nominee has executed and delivered to the Stilwell Group a Director Questionnaire and hereby certifies that the contents thereof are true.

                  (b) Effective upon the occurrence of a Threshold Event (as defined in the Stock Option Agreement referred to below), the Stilwell Group hereby grants, assigns and transfers unto Nominee all of the Stilwell Group's right, title and interest in 100 shares (the "Grant Shares") of MONT common stock, par value $0.01 per share (the "Common Stock"). Nominee hereby agrees that so long as Nominee is a Director of MONT, he shall not sell, assign, transfer or encumber the Grant Shares. The Stilwell Group hereby agrees that after the effectiveness of the transfer of the Grant Shares pursuant to this
Section 2(b), the Stilwell Group will, upon the request of Nominee, take reasonable actions within its control necessary to transfer record title of the Grant Shares to Nominee.

                  (c) Notwithstanding anything to the contrary contained herein or in the Stock Option Agreement, Nominee hereby agrees that in the event of any breach or misrepresentation by Nominee of any of its obligations or representations contained herein (i) the Option (as defined in the Stock Option Agreement) granted in the Stock Option Agreement shall be null and void, and
(ii) Nominee shall not be entitled to exercise the Option or be entitled to any payments hereunder or under the Stock Option Agreement.

         3. The Stilwell Group shall reimburse all of Nominee's actual out of pocket expenses incurred in connection with nomination process, including telephone, postage, and travel, however, it being understood that should Nominee be elected as a director, he shall request that MONT reimburse his expenses for attending meetings.

         4. Stilwell Value Partners I, L.P. shall grant Nominee an option to purchase up to ten thousand (10,000) shares of Common Stock, on the terms and conditions set forth in that certain Stock Option Agreement, dated as of the date hereof, between the parties hereto, annexed hereto as Exhibit B (the "Stock Option Agreement").

         5. In the event that Nominee is elected to the Board and is serving as a director on the Transaction Date (as defined in the Stock Option Agreement), then the Stilwell Group hereby agrees to pay Nominee within 10 business days of the Transaction Date, an amount equal to (A) $50,000 less (B) the sum of the aggregate value of (x) the Option (as defined in the Stock Option Agreement), plus (y) all compensation, common stock options, fees and other remuneration (exclusive of those expenses set forth in Section 3) received by Nominee from MONT. Except as expressly set forth herein, Nominee shall not be entitled to any other remuneration or payments from the Stilwell Group.

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CUSIP No. 6138261                   SCHEDULE 13D                   Page 25 of 37
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         As used in this Section 5, the value of each Option or any other common stock option granted to Nominee shall equal the Transaction Price (as defined in the Stock Option Agreement) per share of the Common Stock underlying such option less the exercise price set for such option as set forth in the Stock Option Agreement or such other relevant option agreement; provided that on such date, such option is fully vested and exercisable under the Stock Option Agreement or such other relevant option agreement, as the case may be. In all other cases, the value of such option shall be zero.

         6. The Stilwell Group hereby indemnifies and holds the Nominee harmless for all damages and expenses incurred in connection with agreeing to have his name placed in nomination and to have proxies solicited in order to elect him to the Board of Directors of MONT. Nominee shall give the Stilwell Group notice of the occurrence of an event requiring indemnification no later than 20 days after nominee has knowledge of such an event. The Stilwell Group retains the sole right to select and retain counsel for Nominee. This indemnification shall not apply to any claims or damages arising out of Nominee being a member of the Board of Directors of MONT.

         7. Nominee understands that this Agreement may be publicly disclosed by the Stilwell Group.


                                                /s/ Joseph Stilwell
                                                --------------------------------
                                                Joseph Stilwell on behalf of the
                                                Stilwell Group


                                                /s/ Richard L. Conrad
                                                --------------------------------


                      Exhibit A to Conrad Nominee Agreement

                           Consent Of Proposed Nominee

         I, Richard L. Conrad, hereby consent to be named in the proxy statement of Stilwell Associates, L.P. or Stilwell Value Group II, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of Montgomery Financial Corporation for use in voting at the 2001 Annual Meeting of Stockholders of Montgomery Financial Corporation, and I hereby consent and agree to serve a director of Montgomery Financial Corporation if elected at such Annual Meeting.


                                                /s/ Richard L. Conrad
                                                --------------------------------
                                                Richard L. Conrad

Dated: June 7, 2001

                      Exhibit B to Conrad Nominee Agreement

                             Stock Option Agreement

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of June 5, 2001, by and between Stilwell Value Partners I, L.P., a Delaware limited partnership with offices at 26 Broadway, 23rd floor, New York, New York 10004 ("SVP"), and Richard L. Conrad, an individual residing at 5401 S 150 W, Lafayette, IN 47909 (the "Optionee").

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 26 of 37
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         WHEREAS, SVP owns beneficially approximately 110,000 shares of the
Common Stock, par value $.01 per share (the "Common Stock"), of Montgomery Financial Corporation, an Indiana corporation ("MONT");

         WHEREAS, SVP and certain other parties, acting as a group (the "Stilwell Group"), have filed with the Securities and Exchange Commission a
Schedule 13D, and amendments thereto, reporting that they intend to solicit proxies for a person or persons nominated by SVP and its affiliates for election to the Board of Directors of MONT (the "Board");

         WHEREAS, Optionee has consented to his nomination by the Stilwell Group to the Board and has concurrently herewith entered into a Nominee Agreement with the Stilwell Group (the "Nominee Agreement"); and

         WHEREAS, in consideration of the agreements of Optionee in the Nominee Agreement to stand for election to the Board and to serve if elected, SVP considers it desirable and in its best interests that the Optionee be granted the option to purchase up to an aggregate of Ten Thousand (10,000) shares of the Common Stock owned by SVP (the "Option Shares"), upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

         1. Grant of Option. SVP hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Option Shares on the terms and conditions set forth herein. The Option shall vest and become exercisable as set forth in Section 4.

         2. Purchase Price. The purchase price per share of the Option Shares covered by the Option shall be equal to $11.25 per Option Share (subject to adjustment as provided in Section 6 below) (the "Purchase Price").

         3. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Change-in-Control" means the occurrence of any of the following:

                  (1) the sale, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of MONT and its subsidiaries taken as a whole to any person or entity; or

                  (2) MONT consolidates with, or merges with or into, any entity pursuant to a transaction in which the Common Stock is converted into or exchanged for cash.

         (b) "Expiration Date" shall mean the date which is two years after the First Vesting Date, or such earlier date on which the Option may terminate in accordance with Section 4 or Section 6, or such other date as the parties mutually agree in writing.

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 27 of 37
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         (c) "First Vesting Date" shall mean the day after the 2001 Annual
Meeting of MONT's shareholders.

         (d) "Second Vesting Date" shall mean the date on which the Optionee is seated on the Board by reason of the solicitation of proxies by SVP.

         (e) "Threshold Event" shall mean either of the following: (i) Optionee's name has been publicly disclosed in writing by the Stilwell Group as a nominee or potential nominee for the Board or (ii) the Stilwell Group has sent MONT a notice in accordance with the advance notice provisions of the MONT By-laws advising MONT of the Stilwell Group's intention to place Optionee's name in nomination.

         (f) "Transaction Date" shall mean the date on which a transaction resulting in Change-in-Control has occurred and has been consummated.

         (g) "Transaction Price" means the dollar amount received by shareholders of MONT with respect to each share of Common Stock in connection with any transaction resulting in a Change-in-Control.

         4. Vesting and Exercisability of the Option. The Option shall vest and become exercisable as follows:

         (a) the Option shall vest with respect to Five Thousand (5,000) Option Shares (the "First Option") on the First Vesting Date, provided that prior to the First Vesting Date at least one of the Threshold Events shall have occurred, and shall be exercisable on or after the Transaction Date, in whole or in part, until the earlier of (x) ten business days following the Transaction Date or (y) the Expiration Date. If a Threshold Event does not occur prior to the First Vesting Date, then the First Option shall be terminated and shall not become exercisable.

         (b) the Option shall vest with respect to the remaining Five Thousand (5,000) Option Shares (the "Second Option") on the Second Vesting Date, and shall be exercisable on or after the Transaction Date, in whole or in part, until the earlier of (x) ten business days following the Transaction Date or (y) the Expiration Date.

         (c) Alternatively, the First Option and the Second Option shall vest if
(a) the Optionee is seated on the Board by invitation of MONT, and (b) SVP consents in writing to Optionee being invited to sit on the Board, provided however that the First and Second Options in no event shall be exercisable prior to the Transaction Date.

         5.  Method of Exercising Option.

         (a) The Optionee may exercise the Option in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to SVP, specifying therein the number of Option Shares which the Optionee then elects to purchase or with respect to which the Option is being exercised, accompanied by payment of the full Purchase Price for the Option Shares being purchased. The notice of exercise, accompanied by such payment, shall be delivered to SVP at its principal business office. The date on which the notice is given to SVP is hereinafter referred to as the "Date of Exercise." In no

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 28 of 37
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event may the Option granted hereunder be exercised for a fraction of an Option
Share.

         (b) As soon as practicable after receipt by SVP of a notice of exercise and of payment in full of the Purchase Price of all the Option Shares with respect to which the Option has been exercised, SVP shall, subject to 5(c) below, transfer the Option Shares being purchased to the Optionee.

         (c) If there has been any recapitalization, reorganization, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that SVP, as a holder of Common Stock, is entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then the Optionee shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of the Optionee, such shares of stock, securities or assets as such holder would have received if Optionee had exercised the Option immediately prior to such event.

         6. Termination of Option. Except as otherwise stated herein, the Option, to the extent not theretofore exercised, shall terminate on the Expiration Date or, if earlier, upon the first of the occurrence of any of the following events, unless SVP otherwise elects in writing:

         (a) In the event of Optionee's withdrawal from the election for the Board; or

         (b) In the event of Optionee becoming ineligible to be elected to the Board for any reason, including, but not limited to, his moving his residence out of a Qualified County, as that term is defined in the Nominee Agreement; or

         (c) In the event of Optionee's resignation or removal from the Board.

         7. Adjustments. If prior to the exercise of any portion of the Option MONT shall have effected one or more stock splits, reverse stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or similar events, the number of Option Shares subject to this Option and the Purchase Price shall be equitably adjusted as determined by SVP in good faith. SVP shall give notice of each adjustment or readjustment of the Purchase Price or the number of Option Shares to the Optionee.

         8. Restrictions. The holder of this Option, by acceptance hereof, represents, warrants and covenants that this Option and the right to purchase the Option Shares is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may, at any time and from time to time, transfer all or any part of his rights under this Option and the right to purchase the Option Shares in accordance with the terms of this Agreement to his spouse or children, or to a trust created by the Optionee for the benefit of the Optionee or his immediate family or to a corporation or other entity controlled by the Optionee and in which the Optionee or members of his immediate family beneficially own all of the economic interests.

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 29 of 37
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         9. No Rights as Optionee. Nothing contained herein shall be construed to confer upon the Optionee any right to be nominated by the Stilwell Group to the Board or, if elected, to continue to serve on the Board.

         10. Withholding. In the event that the Optionee elects to exercise this Option or any part thereof, and if SVP shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Option Shares to the Optionee pursuant to the Option, SVP shall be entitled to deduct and withhold such amounts from any payments to be made to the Optionee. In any event, the Optionee shall make available to SVP promptly when requested by SVP sufficient funds to meet the requirements of such withholding and SVP shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to SVP out of any funds or property due or to become due to the Optionee. Notwithstanding the foregoing, the Optionee may request SVP not to withhold any or all of the amounts otherwise required to be withheld; provided that the Optionee provides SVP with sufficient documentation as may be required by federal, state or local tax laws, rules or regulations supporting his request that such amount is not required to be withheld, in which case SVP may, in its reasonable discretion, reduce such withholding amounts to the extent permitted by applicable laws, rules and regulations.

         11. Validity and Construction. This Option shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         12. Amendment. This Agreement may be amended only in a writing signed on behalf of SVP and the Optionee.

         13. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to SVP, at its office address set forth at the beginning of this Agreement, Attention: Mr. Joseph Stilwell, or at such other address as SVP by notice to the Optionee may designate in writing from time to time; and if to the Optionee, at his address set forth at the beginning of this Agreement, or at such other address as the Optionee by notice to SVP may designate in writing from time to time. Notices shall be effective upon receipt.

         14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successor, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

         15. Reservation and Ownership of Option Shares. At all times during the period the Option is exercisable SVP shall own and make available for transfer on exercise of the Option a number of shares of Common Stock necessary to satisfy its obligations under the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                         STILWELL VALUE PARTNERS I, L.P.
                                         By:  Stilwell Value LLC
                                         By:  /s/ Joseph Stilwell
                                         Joseph Stilwell
                                         Managing and Sole Member

                                         /s/ Richard L. Conrad
                                         -----------------------------

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 30 of 37
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                         Agreements With Jay C. Reynolds

                                Nominee Agreement

         This Nominee Agreement is made this 5th day of June, 2001 among Stilwell Value Partners I, L.P. and Stilwell Associates, L.P. (collectively referred to as "Stilwell Group"), having their offices at 26 Broadway, 23rd Floor, New York, New York 10014, and Jay C. Reynolds, an individual residing at 529 Main Street, Lafayette, IN 47901 ("Nominee").

         WHEREAS, the Stilwell Group is the beneficial owner of 110,000 shares of common stock of Montgomery Financial Corporation ("MONT") and may solicit proxies in order to nominate as many directors as permitted under the law to MONT's Board of Directors at the 2001 annual shareholders meeting, such nomination being in opposition to MONT's management's slate of nominees;

         WHEREAS, the bylaws of MONT provide in pertinent part that, "[d]irectors (a) must have their primary domicile in Fountain, Montgomery, Tippecanoe or Warren County, Indiana, and (b) must have a loan or deposit relationship with Montgomery Savings, a Federal Association which they have maintained for at least a continuous period of twelve (12) months immediately prior to their nomination to the Board of Directors (or in the case of Directors in office on March 6, 2001, prior to that date). In addition, each director who is not an employee of the Corporation or any of its subsidiaries must have served as a member of a civic or community organization based in Fountain, Montgomery, Tippecanoe or Warren County, Indiana, for at least a continuous period of twelve (12) months during the five (5) years prior to his or her nomination to the Board of Directors (or in the case of Directors in office on March 6, 2001, prior to that date)";

         WHEREAS (i) Nominee's primary residence is located in a county in any of Fountain, Montgomery, Tippecanoe or Warren County, Indiana (a "Qualified County"), (ii) Nominee has had a loan or deposit relationship with Montgomery Savings, a Federal Association at least since 1999, (the "Banking Relationship") and (iii) Nominee has served as a member of a civic or community organization based in a Qualified County for a continuous 12 month period during the past five years and Nominee agrees to be nominated for and sit on the Board of Directors of MONT (the "Board") if elected at the 2001 annual shareholder's meeting for a term to last three years;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Nominee hereby agrees to have his name placed in nomination by the Stilwell Group to sit as a member of the Board, and for that purpose, understands and agrees that the Stilwell Group may solicit proxies from shareholders to enable the Stilwell Group to nominate Nominee. Simultaneous with the execution of this Agreement, Nominee shall deliver his written consent to be named in a Stilwell Group proxy statement and to serve as a director of the Board if elected, a copy of which is attached hereto as Exhibit A.

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 31 of 37
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         2.       (a) Nominee (i) shall not move his primary residence from a
Qualified County, (ii) shall maintain the Banking Relationship, and (iii) shall not commit any act which would otherwise make him ineligible to sit as a director on the Board, but in case of a breach of this provision in no case shall Nominee be liable for damages beyond the loss of options granted as contemplated by this Agreement and the Stock Option Agreement. Nominee hereby represents and warrants to the Stilwell Group that he is (i) a resident of a Qualified County, (ii) has maintained at least since 1999, and continues to maintain, a Banking Relationship, (iii) has been a member of a civic or community organization in a Qualified County for a period of 12 consecutive months at some time since November 1, 1996 and (iv) is otherwise eligible to be a director of MONT. Nominee has executed and delivered to the Stilwell Group a Director Questionnaire and hereby certifies that the contents thereof are true.

         (b) Effective upon the occurrence of a Threshold Event (as defined in the Stock Option Agreement referred to below), the Stilwell Group hereby grants, assigns and transfers unto Nominee all of the Stilwell Group's right, title and interest in 100 shares (the "Grant Shares") of MONT common stock, par value $0.01 per share (the "Common Stock"). Nominee hereby agrees that so long as Nominee is a Director of MONT, he shall not sell, assign, transfer or encumber the Grant Shares. The Stilwell Group hereby agrees that after the effectiveness of the transfer of the Grant Shares pursuant to this Section 2(b), the Stilwell Group will, upon the request of Nominee, take reasonable actions within its control necessary to transfer record title of the Grant Shares to Nominee.

         (c) Notwithstanding anything to the contrary contained herein or in the Stock Option Agreement, Nominee hereby agrees that in the event of any breach or misrepresentation by Nominee of any of its obligations or representations contained herein (i) the Option (as defined in the Stock Option Agreement) granted in the Stock Option Agreement shall be null and void, and (ii) Nominee shall not be entitled to exercise the Option or be entitled to any payments hereunder or under the Stock Option Agreement.

         3. The Stilwell Group shall reimburse all of Nominee's actual out of pocket expenses incurred in connection with nomination process, including telephone, postage, and travel, however, it being understood that should Nominee be elected as a director, he shall request that MONT reimburse his expenses for attending meetings.

         4. Stilwell Value Partners I, L.P. shall grant Nominee an option to purchase up to ten thousand (10,000) shares of Common Stock, on the terms and conditions set forth in that certain Stock Option Agreement, dated as of the date hereof, between the parties hereto, annexed hereto as Exhibit B (the "Stock Option Agreement").

         5. In the event that Nominee is elected to the Board and is serving as a director on the Transaction Date (as defined in the Stock Option Agreement), then the Stilwell Group hereby agrees to pay Nominee within 10 business days of the Transaction Date, an amount equal to (A) $50,000 less (B) the sum of the aggregate value of (x) the Option (as defined in the Stock Option Agreement), plus (y) all compensation, common stock options, fees and other remuneration (exclusive of those expenses set forth in Section 3) received by Nominee from MONT. Except as expressly set forth herein, Nominee shall not be entitled to any other remuneration or payments from the Stilwell Group.

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 32 of 37
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         As used in this Section 5, the value of each Option or any other common stock option granted to Nominee shall equal the Transaction Price (as defined in the Stock Option Agreement) per share of the Common Stock underlying such option less the exercise price set for such option as set forth in the Stock Option Agreement or such other relevant option agreement; provided that on such date, such option is fully vested and exercisable under the Stock Option Agreement or such other relevant option agreement, as the case may be. In all other cases, the value of such option shall be zero.

         6. The Stilwell Group hereby indemnifies and holds the Nominee harmless for all damages and expenses incurred in connection with agreeing to have his name placed in nomination and to have proxies solicited in order to elect him to the Board of Directors of MONT. Nominee shall give the Stilwell Group notice of the occurrence of an event requiring indemnification no later than 20 days after nominee has knowledge of such an event. The Stilwell Group retains the sole right to select and retain counsel for Nominee. This indemnification shall not apply to any claims or damages arising out of Nominee being a member of the Board of Directors of MONT.

         7. Nominee understands that this Agreement may be publicly disclosed by the Stilwell Group.

                                                    /s/ Joseph Stilwell
                                                    ----------------------------
                                                    Joseph Stilwell on behalf of
                                                    the Stilwell Group

                                                    /s/ Jay C. Reynolds
                                                    ----------------------------

                     Exhibit A to Reynolds Nominee Agreement

                           Consent Of Proposed Nominee

                  I, Jay C. Reynolds, hereby consent to be named in the proxy statement of Stilwell Associates, L.P. or Stilwell Value Group II, L.P. and its affiliates to be used in connection with its solicitation of proxies from the shareholders of Montgomery Financial Corporation for use in voting at the 2001 Annual Meeting of Stockholders of Montgomery Financial Corporation, and I hereby consent and agree to serve a director of Montgomery Financial Corporation if elected at such Annual Meeting.


                                                    /s/ Jay C. Reynolds
                                                    ----------------------------
                                                    Jay C. Reynolds

Dated:   June 7, 2001

                     Exhibit B to Reynolds Nominee Agreement

                             Stock Option Agreement

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of June 5, 2001, by and between Stilwell Value Partners I, L.P., a Delaware

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 33 of 37
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limited partnership with offices at 26 Broadway, 23rd floor, New York, New York
10004 ("SVP"), and Jay C. Reynolds, an individual residing at 529 Main Street, Lafayette, IN 47901 (the "Optionee").

         WHEREAS, SVP owns beneficially approximately 110,000 shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Montgomery Financial Corporation, an Indiana corporation ("MONT");

         WHEREAS, SVP and certain other parties, acting as a group (the "Stilwell Group"), have filed with the Securities and Exchange Commission a
Schedule 13D, and amendments thereto, reporting that they intend to solicit proxies for a person or persons nominated by SVP and its affiliates for election to the Board of Directors of MONT (the "Board");

         WHEREAS, Optionee has consented to his nomination by the Stilwell Group to the Board and has concurrently herewith entered into a Nominee Agreement with the Stilwell Group (the "Nominee Agreement"); and

         WHEREAS, in consideration of the agreements of Optionee in the Nominee Agreement to stand for election to the Board and to serve if elected, SVP considers it desirable and in its best interests that the Optionee be granted the option to purchase up to an aggregate of Ten Thousand (10,000) shares of the Common Stock owned by SVP (the "Option Shares"), upon the terms and conditions set forth in this Agreement.
         NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

         1. Grant of Option. SVP hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Option Shares on the terms and conditions set forth herein. The Option shall vest and become exercisable as set forth in Section 4.

         2. Purchase Price. The purchase price per share of the Option Shares covered by the Option shall be equal to $11.25 per Option Share (subject to adjustment as provided in Section 6 below) (the "Purchase Price").

         3. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         (a)  "Change-in-Control" means the occurrence of any of the following:

                  (1) the sale, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of MONT and its subsidiaries taken as a whole to any person or entity; or

                  (2) MONT consolidates with, or merges with or into, any entity pursuant to a transaction in which the Common Stock is converted into or exchanged for cash.

         (b) "Expiration Date" shall mean the date which is two years after the First Vesting Date, or such earlier date on which the Option may terminate in accordance with Section 4 or Section 6, or such other date as the parties mutually agree in writing.

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 34 of 37
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         (c) "First Vesting Date" shall mean the day after the 2001 Annual
Meeting of MONT's shareholders.

         (d) "Second Vesting Date" shall mean the date on which the Optionee is seated on the Board by reason of the solicitation of proxies by SVP.

         (e) "Threshold Event" shall mean either of the following: (i) Optionee's name has been publicly disclosed in writing by the Stilwell Group as a nominee or potential nominee for the Board or (ii) the Stilwell Group has sent MONT a notice in accordance with the advance notice provisions of the MONT By-laws advising MONT of the Stilwell Group's intention to place Optionee's name in nomination.

         (f) "Transaction Date" shall mean the date on which a transaction resulting in Change-in-Control has occurred and has been consummated.

         (g) "Transaction Price" means the dollar amount received by shareholders of MONT with respect to each share of Common Stock in connection with any transaction resulting in a Change-in-Control.

         4. Vesting and Exercisability of the Option. The Option shall vest and become exercisable as follows:

                  (a) the Option shall vest with respect to Five Thousand (5,000) Option Shares (the "First Option") on the First Vesting Date, provided that prior to the First Vesting Date at least one of the Threshold Events shall have occurred, and shall be exercisable on or after the Transaction Date, in whole or in part, until the earlier of
         (x) ten business days following the Transaction Date or (y) the Expiration Date. If a Threshold Event does not occur prior to the First Vesting Date, then the First Option shall be terminated and shall not become exercisable.

                  (b) the Option shall vest with respect to the remaining Five Thousand (5,000) Option Shares (the "Second Option") on the Second Vesting Date, and shall be exercisable on or after the Transaction Date, in whole or in part, until the earlier of (x) ten business days following the Transaction Date or (y) the Expiration Date.

                  (c) Alternatively, the First Option and the Second Option shall vest if (a) the Optionee is seated on the Board by invitation of MONT, and (b) SVP consents in writing to Optionee being invited to sit on the Board, provided however that the First and Second Options in no event shall be exercisable prior to the Transaction Date.

         5.  Method of Exercising Option.

                  (a) The Optionee may exercise the Option in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to SVP, specifying therein the number of Option Shares which the Optionee then elects to purchase or with respect to which the Option is being exercised, accompanied by payment of the full Purchase Price for the Option Shares being purchased. The notice of exercise, accompanied by such payment, shall be delivered to SVP at its

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 35 of 37
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         principal business office. The date on which the notice is given to SVP is hereinafter referred to as the "Date of Exercise." In no event may the Option granted hereunder be exercised for a fraction of an Option Share.

                  (b) As soon as practicable after receipt by SVP of a notice of exercise and of payment in full of the Purchase Price of all the Option Shares with respect to which the Option has been exercised, SVP shall, subject to 5(c) below, transfer the Option Shares being purchased to the Optionee.

                  (c) If there has been any recapitalization, reorganization, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that SVP, as a holder of Common Stock, is entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then the Optionee shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of the Optionee, such shares of stock, securities or assets as such holder would have received if Optionee had exercised the Option immediately prior to such event.

         6. Termination of Option. Except as otherwise stated herein, the Option, to the extent not theretofore exercised, shall terminate on the Expiration Date or, if earlier, upon the first of the occurrence of any of the following events, unless SVP otherwise elects in writing:

                  (a) In the event of Optionee's withdrawal from the election for the Board; or

                  (b) In the event of Optionee becoming ineligible to be elected to the Board for any reason, including, but not limited to, his moving his residence out of a Qualified County, as that term is defined in the Nominee Agreement; or

                  (c) In the event of Optionee's resignation or removal from the Board.

         7. Adjustments. If prior to the exercise of any portion of the Option MONT shall have effected one or more stock splits, reverse stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or similar events, the number of Option Shares subject to this Option and the Purchase Price shall be equitably adjusted as determined by SVP in good faith. SVP shall give notice of each adjustment or readjustment of the Purchase Price or the number of Option Shares to the Optionee.

         8. Restrictions. The holder of this Option, by acceptance hereof, represents, warrants and covenants that this Option and the right to purchase the Option Shares is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may, at any time and from time to time, transfer all or any part of his rights under this Option and the right to purchase the Option Shares in accordance with the terms of this Agreement to his spouse or children, or to a trust created by the Optionee for the benefit of the Optionee or his immediate family or to a corporation or other entity controlled by the Optionee and in which the Optionee or members of his immediate family beneficially own all of the economic interests.

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 36 of 37
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         9. No Rights as Optionee. Nothing contained herein shall be construed to confer upon the Optionee any right to be nominated by the Stilwell Group to the Board or, if elected, to continue to serve on the Board.

         10. Withholding. In the event that the Optionee elects to exercise this Option or any part thereof, and if SVP shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Option Shares to the Optionee pursuant to the Option, SVP shall be entitled to deduct and withhold such amounts from any payments to be made to the Optionee. In any event, the Optionee shall make available to SVP promptly when requested by SVP sufficient funds to meet the requirements of such withholding and SVP shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to SVP out of any funds or property due or to become due to the Optionee. Notwithstanding the foregoing, the Optionee may request SVP not to withhold any or all of the amounts otherwise required to be withheld; provided that the Optionee provides SVP with sufficient documentation as may be required by federal, state or local tax laws, rules or regulations supporting his request that such amount is not required to be withheld, in which case SVP may, in its reasonable discretion, reduce such withholding amounts to the extent permitted by applicable laws, rules and regulations.

         11. Validity and Construction. This Option shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         12. Amendment. This Agreement may be amended only in a writing signed on behalf of SVP and the Optionee.

         13. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to SVP, at its office address set forth at the beginning of this Agreement, Attention: Mr. Joseph Stilwell, or at such other address as SVP by notice to the Optionee may designate in writing from time to time; and if to the Optionee, at his address set forth at the beginning of this Agreement, or at such other address as the Optionee by notice to SVP may designate in writing from time to time. Notices shall be effective upon receipt.

         14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successor, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

         15. Reservation and Ownership of Option Shares. At all times during the period the Option is exercisable SVP shall own and make available for transfer on exercise of the Option a number of shares of Common Stock necessary to satisfy its obligations under the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

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CUSIP No. 6138261                  SCHEDULE 13D                   Page 37 of 37
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                                                 STILWELL VALUE PARTNERS I, L.P.
                                                 By:  Stilwell Value LLC

                                                 By:  /s/ Joseph Stilwell
                                                      --------------------------
                                                      Joseph Stilwell
                                                      Managing and Sole Member

                                                 /s/ Jay C. Reynolds
                                                 -------------------------------